UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    March 10, 2025
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, Albany International Corp. (“the Company”) accepted the resignation of John J. Tedone, its Vice President – Controller and Chief Accounting Officer, effective March 20, 2025. Mr. Tedone, who will continue in his position until that date, announced he was leaving the Company to pursue another professional opportunity. Mr. Tedone’s departure is not related to any issues or disagreements regarding the Company’s financial statement disclosures or accounting policies or practices. Mr. Tedone has been the Company’s Controller and Chief Accounting Officer since May 1, 2023. The Company has commenced a search for Mr. Tedone’s successor. Robert Starr, the Company’s Executive Vice President and Chief Financial Officer will assume the role of Principal Accounting Officer on an interim basis until a successor is named. Mr. Starr’s biographical information is set forth in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 26, 2025, and such information is incorporated herein by reference. No new compensatory arrangements will be entered into with Mr. Starr in connection with his assuming the responsibilities as the Company’s interim Principal Accounting Officer.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: March 14, 2025

EXHIBIT INDEX

Exhibit No.	Description
104	Inline XBRL cover page.